Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Equity Incentive Plan of Barnes & Noble Education, Inc. of our report dated June 26, 2015, with respect to the consolidated financial statements and schedule of Barnes & Noble Education, Inc. included in Amendment No. 5 to the registration statement (Form S-1 No. 333-202298) and related Prospectus of Barnes & Noble Education, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP
Iselin, NJ
September 11, 2015